As filed with the Securities and Exchange Commission on October 13, 1999.
                                           Registration Statement 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ______________

                      NATIONAL DISCOUNT BROKERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       22-2394480
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

10 Exchange Place Centre, Jersey City, New Jersey                   07302
(Address of principal executive offices)                          (Zip Code)

                      National Discount Brokers Group, Inc.
                1999 Non-Qualified Stock Option Plan, As Amended
                            (Full title of the plan)

                          Frank E. Lawatsch, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                      National Discount Brokers Group, Inc.
                            10 Exchange Place Centre
                          Jersey City, New Jersey 07302
                     (Name and address of agent for service)

                                 (201) 946-2200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              James B. Keenan, Esq.
                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497
                                 (973) 596-4500

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------------------

                                                                 Proposed            Proposed
           Title of Each Class                 Amount        Maximum Offering        Maximum           Amount of
              of Securities                     To Be              Price            Aggregate         Registration
            to be Registered                Registered(1)      Per Share(2)          Offering            Fee(2)
                                                                                     Price(2)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Common Stock,  $.01 par value per share       1,000,000           $25.375          $25,375,000         $7,054.25
---------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

     (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The New York Stock Exchange on October 11, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by National Discount Brokers Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the filing of the Annual Report on Form 10-K described in (1) above;

     (3) The description of the Company's common stock, par value $.01 per share (the "Common Stock") contained in the Company's Registration Statement filed on Form S-1 (File No. 33-12904) as filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description; and

     (4) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Ralph N. Del Deo, a senior partner in the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione which performs legal services for the Company, is a Director of the Company.


Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article 7 of the Company's Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article 7 of the Company's Restated Certificate of Incorporation, as amended, provides in substance that to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the Company against reasonable costs and expenses, including attorneys fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her having been a director or officer of the Company. The indemnification provided by the Company's Restated Certificate of Incorporation, as amended, is not deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification may be entitled.

     The Company has entered into Indemnification Agreements with the directors and executive officers of the Company (the "Officers") whereby the Company has agreed to indemnify and hold harmless the Officers to the fullest extent permitted by the provisions of the Delaware General Corporation Law, and pay and all expenses, fines, costs, and judgments or awards which the Officers may incur in connection with their service as officers of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.                                          Description
4.1 National Discount Brokers Group,Inc. 1999 Non-Qualified Stock Option Plan, as Amended - incorporated by reference to
                                      Exhibit 10.38 to the Company's Form 10-K for the fiscal year ended May 31, 1999.

4.2 The Company's Restated Certificate of Incorporation, as amended - incorporated by reference to Exhibit 3.3 to the Company's Form 10-Q for the quarter ended November 30, 1997.

4.3                                   Amended and Restated By-Laws of the
                                      Company - incorporated by reference to
                                      Exhibit 4.4 to the Company's Registration
                                      Statement on Form S-8 (File No. 333-41819) filed December 9, 1997.

5.1                                   Opinion of Gibbons, Del Deo, Dolan,
                                      Griffinger & Vecchione.

23.1                                  Consent of KPMG LLP.

23.2                                  Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione (included in Exhibit 5.1).

Item 9.  Undertakings.

         The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 1st day of September, 1999.


                                          NATIONAL DISCOUNT BROKERS GROUP, INC.


                                          By:  ________________________________
                                               Matthew S. Stadler
                                               Senior Vice President and Chief
                                               Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                           Date

____________________                  Chief Executive Officer                     September 30, 1999
Arthur Kontos                         and Director
                                      (Principal Executive Officer)

____________________                  Senior Vice President and Chief             September 30, 1999
Matthew S. Stadler                    Financial Officer (Principal
                                      Financial and Accounting Officer)

____________________                  Director                                    September 30, 1999
James H. Lynch, Jr.

____________________                  Director                                    September 30, 1999
Charles Kirk Kellogg

_______________                       Director                                    September 30, 1999
Dennis Marino

______________                        Director                                    September 30, 1999
Thomas Newmann

______________                        Director                                    September 30, 1999
John P. Duffy

______________                        Director                                    September 30, 1999
Ralph Del Deo

____________________                  Director                                    September 30, 1999
Stephen DiLascio





                                             EXHIBIT INDEX


No.                             Description                                     Method of Filing

4.1                   National Discount Brokers Group,                    Incorporated by reference to
                      Inc. 1999 Non-Qualified Stock Option                Exhibit 10.38 to the Company's Form 10-K for
                      Plan, as Amended                                    the fiscal year ended May 31, 1999

4.2                   Restated Certificate of                             Incorporated by reference to Exhibit
                      Incorporation, as amended                           3.3 to the Company's Form 10-Q for the
                                                                          quarter ended November 30, 1997

4.3                   Amended and Restated By-Laws                        Incorporated by reference to Exhibit
                                                                          4.4 to the Company's Registration
                                                                          Statement on Form S-8 (File No.
                                                                          333-41819) filed December 9, 1997

5.1                   Opinion of Gibbons, Del Deo, Dolan,                 Filed with this Registration Statement
                      Griffinger & Vecchione

23.1                  Consent of KPMG LLP                                 Filed with this Registration Statement

23.2                  Consent of PricewaterhouseCoopers                   Filed with this Registration Statement

23.3                  Consent of Gibbons, Del Deo, Dolan,                 Included in Exhibit 5.1
                      Griffinger & Vecchione


                                                                   Exhibit 5.1





                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                            Newark, New Jersey 07102


October 11, 1999


National Discount Brokers Group, Inc.
10 Exchange Place Centre
Jersey City, New Jersey  07302

     Re: National Discount Brokers Group, Inc. 1999  Non-Qualified  Stock Option
         Plan, as Amended

Ladies and Gentlemen:

     We have acted as counsel to National Discount Brokers Group, Inc. (the "Company") in connection with all proceedings relating to the authorization and proposed issuance and sale by the Company of shares of common stock, $.01 par value per share ("Common Stock") upon the exercise of stock options granted pursuant to the National Discount Brokers Group, Inc. 1999 Non-Qualified Stock Option Plan, as amended (the "Plan"), as described in the Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on the date hereof.

     Based upon our examination of such documents and proceedings as we have deemed necessary and pertinent, we are of the opinion that when the shares of Common Stock are issued upon the due exercise of stock options granted in accordance with the Plan, such shares of Common Stock will be duly and validly issued and outstanding and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/ Gibbons, Del Deo, Dolan, Griffinger & Vecchione
GIBBONS, DEL DEO, DOLAN,
GRIFFINGER & VECCHIONE
A Professional Corporation
                                                                  EXHIBIT 23.1



                       Consent of Independent Accountants



The Board of Directors
National Discount Brokers Group, Inc.:

     We consent to incorporation by reference in the registration statement on Form S-8 of National Discount Brokers Group, Inc. of our report dated July 15, 1998, relating to the consolidated statement of financial condition of National Discount Brokers Group, Inc. and subsidiaries as of May 31, 1998, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the two-year period then ended, which report appears in the May 31, 1999 annual report on Form 10-K of National Discount Brokers Group, Inc.



KPMG LLP

New York, New York
October 12, 1999








                                                                   EXHIBIT 23.2










                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 1999 relating to the financial statements and financial statement schedules, which appears in National Discount Brokers Group, Inc. Annual Report on Form 10-K for the year ended May 31, 1999.


PricewaterhouseCoopers LLP
October 12, 1999